Huttig Building Products, Inc. Announces Third Quarter 2008 Results

ST. LOUIS, MO -- 10/28/2008 -- Huttig Building Products, Inc. (NYSE: HBP), a leading domestic distributor of millwork, building materials and wood products, today announced results for the third quarter and nine months ended September 30, 2008.

Third Quarter Results

Third quarter 2008 net sales continued to be impacted by the 32% year over year decline in average annualized housing starts for the quarter, to approximately 0.88 million, from 1.30 million in the 2007 third quarter. Net sales declined 22% to $182.8 million, compared to $233.0 million in the prior year quarter. The Company reported a net loss of $7.7 million, or ($0.37) per diluted share, compared to a net loss of $0.1 million, or breakeven per share, in third quarter 2007. The operating loss was $6.2 million compared to operating income of $1.0 million in the prior year quarter. Third quarter 2008 operating results reflected $2.0 million of branch shut down costs and related inventory write down and liquidation charges associated with the closing of the Springfield, MO and Fredericksburg, VA branches. Excluding these items, third quarter 2008 operating loss totaled $4.2 million and the gross profit margin of 18.5% was slightly below 18.6% in the year ago quarter. Net income was also affected by $0.9 million of tax expense to bring the year-to-date tax benefit in line with a lower anticipated effective tax rate.

"Despite the tremendously challenging market in the 2008 third quarter, we continued to make progress strengthening the balance sheet and enhancing our ability to weather this downturn," said Jon Vrabely, President and CEO. "Survival and liquidity are the immediate challenges facing many in the industry today. Fortunately, due to our aggressive actions over the past two years, we feel that we are better positioned than many in the building industry. We continue to balance the short-term need to aggressively manage the cost structure with our long-term desire to preserve our value proposition."

Mr. Vrabely noted the following:

--  Reduced Operating Expenses:  Excluding branch shut down charges, third quarter 2008 operating expenses reduced 10% year over year. Huttig has reduced annualized operating expenses by more than $45 million or over 23%
    since June 2006, when the housing market began to fall.
--  Lowered Inventory:  Huttig's September 30, 2008 inventory level of
    $70.8 million represents a 28% reduction year over year, and a 9% reduction from June 30, 2008. The substantially reduced inventory levels reflect a concerted effort to reduce the investment in slower moving items, generating cash to reduce debt and freeing capital to invest in faster moving inventory and new products.
--  Generated Cash and Lowered Debt:  Despite the operating loss, the
    Company generated $2.6 million in cash in the September 2008 quarter compared to $4.0 million in the year ago period. Bank debt, net of cash, of
    $24.9 million at September 30, 2008 was 25% lower year over year and 7%
    below June 30, 2008.  Total debt to total capitalization, net of cash, at
    September 30, 2008 improved to 23% from 24% in the year ago period.
--  Increased Liquidity:  As previously announced, in July 2008 Huttig added a real estate component to the borrowing base under its credit facility which at the time provided approximately $25 million of additional borrowing capacity. As a result of the Company's continued effort to generate cash and the increased liquidity from the increase in the borrowing base, Huttig had $76.4 million of availability under its revolving credit facility at September 30, 2008, in addition to outstanding borrowings.
--  Share and  Market Position:  Sales for the third quarter were down 22%
    versus prior year and housing starts were down 32%.  We believe this is the eighth consecutive quarter that Huttig's sales have outperformed the market.  In addition, with the closure or consolidation of 16 small or underperforming locations since June of 2006, Huttig believes it now holds the number 1 or 2 market share position for the products its sells  in a significant portion of the markets it services.

Nine Months Results

For the nine months ended September 30, 2008, the Company's net loss from continuing operations of $19.9 million, or ($0.95) per diluted share, compares to a net loss from continuing operations of $2.2 million, or ($0.11) per diluted share, in the prior year period. Net sales declined 22% to $545.0 million compared to $694.9 million. The operating loss was $22.3 million compared to an operating profit of $0.1 million in the prior year period. The 2008 and 2007 period operating results included $3.2 million and $3.7 million, respectively, of branch closing costs and related charges for inventory write downs and liquidations. In addition, 2008 nine month results were impacted by a $7.1 goodwill impairment charge, while the corresponding 2007 period included $1.5 million in pre-tax gains from the sale of two facilities. Excluding these items, the Company experienced an operating loss of $12.0 million during the first nine months of 2008 compared to operating income of $2.3 million in the year ago period.

Conference Call

Management will host a conference call to discuss third quarter 2008 financial results on Friday, October 31, 2008, at 11 AM Eastern Time (10 AM Central Time). To access the call, dial 888-694-4702 and enter pin number 65128503. A replay will be available through November 14, 2008 by dialing 800-642-1687 and entering the same pin number.

About Huttig

Huttig Building Products, Inc., currently in its 123rd year of business, is one of the largest domestic distributors of millwork, building materials and wood products used principally in new residential construction and in home improvement, remodeling and repair work. Huttig distributes its products through 31 distribution centers serving 44 states. The Company's wholesale distribution centers sell principally to building materials dealers, national buying groups, home centers and industrial users, including makers of manufactured homes.

Forward-Looking Statements

This press release contains forward-looking information as defined by the Private Securities Litigation Reform Act of 1995. This information presents management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission and in other reports filed by the Company with the Securities and Exchange Commission from time to time.

              HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                UNAUDITED
              (In Millions, Except Share and Per Share Data)

                              Three Months Ended      Nine Months Ended
                                September 30,           September 30,
                            ----------------------  ----------------------
                               2008        2007        2008        2007
                            ----------  ----------  ----------  ----------
Net sales                   $    182.8  $    233.0  $    545.0  $    694.9
Cost of sales                    149.8       189.7       443.2       564.0
                            ----------  ----------  ----------  ----------
  Gross margin                    33.0        43.3       101.8       130.9
Operating expenses                39.2        42.3       117.2       132.3
Goodwill impairment                0.1           -         7.1           -
Gain on disposal of capital
 assets                           (0.1)          -        (0.2)       (1.5)
                            ----------  ----------  ----------  ----------
  Operating income (loss)         (6.2)        1.0       (22.3)        0.1
Interest expense, net              0.6         1.1         2.0         3.4
                            ----------  ----------  ----------  ----------
Loss from continuing
 operations before income
 taxes                            (6.8)       (0.1)      (24.3)       (3.3)
Provision (benefit) for
 income taxes                      0.9           -        (4.4)       (1.1)
                            ----------  ----------  ----------  ----------
Loss from continuing
 operations                       (7.7)       (0.1)      (19.9)       (2.2)
Loss from discontinued
 operations, net of taxes            -           -        (0.1)       (0.2)
                            ----------  ----------  ----------  ----------
Net loss                    $     (7.7) $     (0.1) $    (20.0) $     (2.4)
                            ==========  ==========  ==========  ==========

Net loss from continuing
 operations per share -
 basic and diluted          $    (0.37) $        -  $    (0.95) $    (0.11)
Net loss from discontinued
 operations per share -
 basic and diluted                   -           -       (0.01)      (0.01)
                            ----------  ----------  ----------  ----------
Net loss per share - basic
 and diluted                $    (0.37) $        -  $    (0.96) $    (0.12)
                            ==========  ==========  ==========  ==========

Basic and diluted shares
 outstanding                20,980,795  20,632,439  20,902,929  20,515,563

               HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS

              (In Millions, Except Share and Per Share Data)

                                  September 30, December 31,  September 30,
                                      2008          2007          2007
                                  ------------- ------------  -------------
                                  (unaudited)                 (unaudited)
ASSETS
CURRENT ASSETS:
  Cash and equivalents            $         7.1 $        1.8  $        12.0
  Trade accounts receivable, net           64.8         56.1           84.0
  Inventories, net                         70.8         88.7           98.1
  Other current assets                      5.0         13.6            9.5
                                  ------------- ------------  -------------
      Total current assets                147.7        160.2          203.6
                                  ------------- ------------  -------------

PROPERTY, PLANT AND EQUIPMENT
  Land                                      5.6          5.6            5.7
  Building and improvements                30.4         30.2           31.0
  Machinery and equipment                  29.6         30.0           30.1
                                  ------------- ------------  -------------
      Gross property, plant and
       equipment                           65.6         65.8           66.8
  Less accumulated depreciation            40.8         39.2           39.3
                                  ------------- ------------  -------------
      Property, plant and
       equipment, net                      24.8         26.6           27.5
                                  ------------- ------------  -------------

OTHER ASSETS:
  Goodwill, net                            11.2         18.3           18.9
  Other                                     3.9          5.1            5.5
  Deferred income taxes                     6.8          2.5            2.5
                                  ------------- ------------  -------------
      Total other assets                   21.9         25.9           26.9
                                  ------------- ------------  -------------
TOTAL ASSETS                      $       194.4 $      212.7  $       258.0
                                  ============= ============  =============

LIABILITIES AND SHAREHOLDERS'
 EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term
   debt                           $         0.4 $        1.2  $         0.9
  Trade accounts payable                   49.2         50.1           70.6
  Deferred income taxes                     5.3          5.3            5.1
  Accrued compensation                      5.1          6.3            6.2
  Other accrued liabilities                13.7         15.9           15.3
                                  ------------- ------------  -------------
      Total current liabilities            73.7         78.8           98.1
                                  ------------- ------------  -------------
NON-CURRENT LIABILITIES:
  Long-term debt, less current
   maturities                              32.3         25.4           45.7
  Other non-current liabilities             2.9          4.2            4.4
                                  ------------- ------------  -------------
      Total non-current
       liabilities                         35.2         29.6           50.1
                                  ------------- ------------  -------------

SHAREHOLDERS' EQUITY
  Preferred shares; $.01 par
   (5,000,000 shares authorized)              -            -              -
  Common shares; $.01 par
   (50,000,000 shares authorized:
    21,561,630, 20,968,445 and
    20,968,445 shares issued at
    September 30, 2008, December 31,
     2007 and September 30, 2007,
     respectively)                          0.2          0.2            0.2
  Additional paid-in capital               37.1         36.1           35.6
  Retained earnings                        48.2         68.2           74.0
  Less: Treasury shares, at cost
   (0, 32,219 and 9,386 shares at
   September 30, 2008, December 31,
   2007 and September 30, 2007,
   respectively)                              -         (0.2)             -
                                  ------------- ------------  -------------
      Total shareholders' equity           85.5        104.3          109.8
                                  ------------- ------------  -------------

TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY             $       194.4 $      212.7  $       258.0
                                  ============= ============  =============

              HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                UNAUDITED
                              (In Millions)

                      Common
                      Shares
                    Outstanding, Additional           Treasury   Total
                       at Par    Paid-In   Retained   Shares, Shareholders'
                       Value     Capital   Earnings   at Cost    Equity
                     ---------- ---------  ---------  ---------  ---------
Balance at
 January 1, 2008     $      0.2 $    36.1  $    68.2  $    (0.2) $   104.3
                                                                 ---------
Net loss                                       (20.0)                (20.0)
                                                                 ---------
Comprehensive loss                                                   (20.0)
                                                                 ---------
Restricted stock
 issued, net of
 forfeitures                         (0.2)                  0.2          -
Stock options
 exercised, net                       0.1                              0.1
Stock compensation                    1.1                              1.1
                     ---------- ---------  ---------  ---------  ---------
Balance at September
 30, 2008            $      0.2 $    37.1  $    48.2  $       -  $    85.5
                     ========== =========  =========  =========  =========

              HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                UNAUDITED
                              (In Millions)

                                          Three Months      Nine Months
                                             Ended             Ended
                                          September 30,     September 30,
                                        ----------------  ----------------
                                          2008     2007     2008     2007
                                        -------  -------  -------  -------
Cash Flows From Operating Activities:
  Net loss                              $  (7.7) $  (0.1) $ (20.0) $  (2.4)
  Adjustments to reconcile net loss
   to net cash provided by operating
   activities:
      Net loss from discontinued
       operations                             -        -      0.1      0.2
      Depreciation and amortization         1.2      1.1      3.4      3.8
      Stock compensation                    0.4      0.4      1.2      1.3
      Impairment of long-lived assets       0.3        -      7.3      0.5
      Other adjustments                     0.9      0.5     (4.7)    (0.9)
      Changes in operating assets and
       liabilities:
          Trade accounts receivable         5.5      5.5     (8.7)    (9.9)
          Inventories                       7.0      4.0     17.9     (0.8)
          Trade accounts payable           (5.4)   (10.0)    (0.9)     8.5
          Other                             0.4      2.6      3.8      3.3
                                        -------  -------  -------  -------
      Total net cash provided by
       (used in) operating activities       2.6      4.0     (0.6)     3.6
                                        -------  -------  -------  -------
Cash Flows From Investing Activities:
  Capital expenditures                     (0.9)    (0.6)    (1.7)    (2.6)
  Proceeds from disposition of capital
   assets                                   0.1      0.1      0.6      3.0
                                        -------  -------  -------  -------
      Total cash provided by (used in)
       investing activities                (0.8)    (0.5)    (1.1)     0.4
                                        -------  -------  -------  -------
Cash Flows From Financing Activities:
  Borrowings and payments of debt, net     (1.0)     1.3      6.1      0.9
  Exercise of stock options                 0.1      0.1      0.9      1.0
                                        -------  -------  -------  -------
      Total cash provided by (used in)
       financing activities                (0.9)     1.4      7.0      1.9
                                        -------  -------  -------  -------
Net increase in cash and equivalents        0.9      4.9      5.3      5.9
Cash and equivalents, beginning of
 period                                     6.2      7.1      1.8      6.1
                                        -------  -------  -------  -------
Cash and equivalents, end of period     $   7.1  $  12.0  $   7.1  $  12.0
                                        =======  =======  =======  =======

Supplemental Disclosure of Cash Flow
 Information:
  Interest paid                         $   0.6  $   1.0  $   1.8  $   3.3
  Income taxes refunded                       -        -      5.2      4.0
 Cash received from exercise of stock
  options                                     -        -      0.4      0.8

              HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF OPERATIONS WORKSHEET
                                (UNAUDITED)
                               (In Millions)

                     Three Months Ended             Nine Months Ended
                     September 30, 2008            September 30, 2008
                ----------------------------  ----------------------------
                   As      Charges               As      Charges
                Reported    /Gain   Adjusted  Reported    /Gain   Adjusted
                --------  --------  --------  --------  --------  --------
Net sales       $  182.8            $  182.8  $  545.0            $  545.0
Gross margin        33.0       0.8      33.8     101.8       1.1     102.9
Operating
 expenses           39.2      (1.1)     38.1     117.2      (2.1)    115.1
Goodwill
 impairment          0.1      (0.1)        -       7.1      (7.1)        -
Gain on
 disposal of
 capital assets     (0.1)        -      (0.1)     (0.2)        -      (0.2)
                --------  --------  --------  --------  --------  --------
Operating
 profit (loss)      (6.2)      2.0      (4.2)    (22.3)     10.3     (12.0)

Gross margin        18.1%               18.5%     18.7%               18.9%
Operating
 expenses
 margin             21.4%               20.8%     21.5%               21.1%
Operating
 profit (loss)
 margin             -3.4%               -2.3%     -4.1%               -2.2%

                     Three Months Ended            Nine Months Ended
                     September 30, 2007            September 30, 2007
                ----------------------------  ----------------------------
                   As      Charges               As      Charges
                Reported    /Gain   Adjusted  Reported    /Gain   Adjusted
                --------  --------  --------  --------  --------  --------
Net sales       $  233.0            $  233.0  $  694.9            $  694.9
Gross margin        43.3         -      43.3     130.9       1.0     131.9
Operating
 expenses           42.3         -      42.3     132.3      (2.7)    129.6
Gain on
 disposal of
 capital assets        -         -         -      (1.5)      1.5         -
                --------  --------  --------  --------  --------  --------
Operating
 profit (loss)       1.0         -       1.0       0.1       2.2       2.3

Gross margin        18.6%               18.6%     18.8%               19.0%
Operating
 expenses
 margin             18.2%               18.2%     19.0%               18.7%
Operating
 profit (loss)
 margin              0.4%                0.4%      0.0%                0.3%

Contacts:
Steve Anreder
Steven.Anreder@Anreder.Com
Gary Fishman
Gary.Fishman@Anreder.Com
both of Anreder & Company for Huttig Building Products, Inc.
+1-212-532-3232